UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

AT&T INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

(210) 821-4105

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 27, 2014, AT&T International, Inc. (“AT&TI”), a wholly owned subsidiary of AT&T Inc. (the “Company”), Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria”) and Control Empresarial de Capitales S.A. de C.V. (“Controles”) with the participation of América Móvil, S.A.B. de C.V. (“América Móvil”) entered into a purchase agreement (the “Purchase Agreement”) pursuant to which AT&TI agreed to sell all of its 72,822,656 Series L shares of América Móvil and its 5,739,341,928 Series AA shares of América Móvil (together, the “Shares”) to Inmobiliaria and Controles for an aggregate purchase price of $5,565,647,589.18. The Purchase Agreement provides that AT&TI will be paid $4,565,147,589.18 at the closing of the sale of the Shares and $1,000,500,000.00 within 60 days following closing. The closing of the sale of the Shares is subject to the closing conditions set forth in the Purchase Agreement. AT&T expects to report a gain of eight to ten cents per share of AT&T common stock from the sale of the Shares, depending on the final income tax impacts. The Purchase Agreement is incorporated by reference into this Item 1.01 and the disclosure in this Item 1.01 is qualified in its entirety by the text of the Purchase Agreement.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Purchase Agreement, dated June 27, 2014, among Inmobiliaria Carso, S.A. de C.V., Control Empresarial de Capitales S.A. de C.V. and AT&T International, Inc. with the participation of América Móvil, S.A.B. de C.V. (without exhibits).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2014	AT&T INC.

	By:	/s/ Paul W. Stephens
Paul W. Stephens
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Purchase Agreement, dated June 27, 2014, among Inmobiliaria Carso, S.A. de C.V., Control Empresarial de Capitales S.A. de C.V. and AT&T International, Inc. with the participation of América Móvil, S.A.B. de C.V. (without exhibits).